EXHIBIT 6(B)

                                 FORM OF INTERIM
                        INVESTMENT SUB-ADVISORY AGREEMENT
          AMONG [STRONG ENTITY], WELLS FARGO FUNDS MANAGEMENT, LLC AND
                      WELLS CAPITAL MANAGEMENT INCORPORATED


         This AGREEMENT is made as of this [____] day of [__________], between [Strong Entity] (the "[Corporation/Trust]"), Wells Fargo Funds Management, LLC (the "Adviser"), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94163, and Wells Capital Management Incorporated, a corporation organized under the laws of the State of California, with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94163 (the "Sub-Adviser").

     WHEREAS, the Adviser desires that the Sub-Adviser perform investment advisory services for each of the series (each a "Fund" and collectively the "Funds") of the corporations/trusts (each a ["Corporation/Trust"]) listed in Appendix A hereto as it may be amended from time to time, and the Sub-Adviser is willing to perform those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, the [CORPORATION/TRUST], the Adviser and Sub-Adviser agree as follows:

     SECTION 1. THE [CORPORATION/TRUST]; DELIVERY OF DOCUMENTS. The [Corporation/Trust] is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its [Articles of Incorporations/Trust Instrument], as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the [Corporation's/Trust's] Board of [Directors] (the "Board"). The Board is authorized to issue any unissued shares in any number of additional classes or series. The Adviser has delivered copies of the documents listed in this Section to the Sub-Adviser and will from time to time furnish the Sub-Adviser with any amendments thereof.

     SECTION 2. APPOINTMENT OF SUB-ADVISER. Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Funds and provides for certain management and services as specified in the Interim Investment Advisory Agreement between the Trust and the Adviser with respect to the Funds.

     Subject to the direction and control of the Board, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Funds, and without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be directed from time to time by the Adviser.

     SECTION 3.  DUTIES OF THE SUB-ADVISER.

     (a) The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Funds. To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the [CORPORATION/TRUST], for the account of, at the risk of and in the name of the [CORPORATION/TRUST], to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Sub-Adviser is authorized to exercise full discretion and act for the [CORPORATION/TRUST] in the same manner and with the same force and effect as the [CORPORATION/TRUST] might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

     (b) The Sub-Adviser will report to the Board at each regular meeting thereof all material changes in the Funds since the prior report, and will also keep the Board informed of important developments affecting the [CORPORATION/TRUST], the Funds and the Sub-Adviser, and on its own initiative will furnish the Board from time to time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Sub-Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Sub-Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Funds, the Sub-Adviser will comply with the policies set from time to time by the Board as well as the limitations imposed by the [CORPORATION'S/TRUST'S] [ARTICLES OF INCORPORATION/TRUST INSTRUMENT], as amended from time to time, By-Laws (if any), Registration Statement under the 1940 Act and the Securities Act, the limitations in the 1940 Act and in the Internal Revenue Code of 1986, as amended applicable to the [CORPORATION/TRUST] and the investment objectives, policies and restrictions of the Funds.

     (c) The Sub-Adviser may from time to time employ or associate with such persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-Adviser. No obligation may be imposed on the [Corporation/Trust] in any such respect.

     (d) The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the [Corporation/Trust] under the 1940 Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the [Corporation/Trust] pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the [Corporation/Trust], including the Securities and Exchange Commission and the Internal Revenue Service. The books and records pertaining to the [Corporation/Trust] that are in possession of the Sub-Adviser shall be the property of the [Corporation/Trust]. The [Corporation/Trust], or the [Corporation's/Trust's] authorized representatives (including the Adviser), shall have access to such books and records at all times during the
Sub-Adviser's normal business hours. Upon the reasonable request of the [Corporation/Trust], copies of any such books and records shall be provided promptly by the Sub-Adviser to the [Corporation/Trust] or the [Corporation's/Trust's] authorized representatives.

     (e) Unless the Sub-Adviser directs otherwise, the Sub-Adviser directs the Adviser to vote, in accordance with the Adviser's Proxy Voting Policies, such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Funds.

      SECTION 4. CONTROL BY BOARD. As is the case with respect to the Adviser under the Interim Investment Advisory AGREEMENT, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Funds, shall at all times be subject to the direction and control of the Board.

      SECTION 5. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

         (a) all applicable provisions of the 1940 Act, and any rules and regulations adopted thereunder;

         (b) the provisions of the registration statement of the Fund, as it may be amended or supplemented from time to time, under the Securities Act and the 1940 Act;

         (c)      the   provisions  of  the  [Articles  of   Incorporation/Trust
                  Instrument] of the [Corporation/Trust], as it may be amended or supplemented from time to time;

         (d) the provisions of any By-laws of the [Corporation/Trust], if adopted and as it may be amended from time to time, or resolutions of the Board as may be adopted from time to time;

         (e) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the [Corporation/Trust] or the Funds;

         (f)      any other applicable provisions of state or federal law; and

         (g) any code of ethics adopted by the Sub-Adviser, which must comply with Rule 17j-1 under the 1940 Act, as it may be amended from time to time, and any broadly accepted industry practices, if requested by the [Corporation/Trust] or the Adviser.

     SECTION 6. BROKER-DEALER RELATIONSHIPS. The Sub-Adviser is responsible for the purchase and sale of securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best execution and price. In selecting a broker-dealer to execute each particular transaction for a Fund, the Sub-Adviser will take the following into consideration: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board may from time to time determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the Fund and to other clients of the Sub-Adviser. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who also provide research or statistical material, or other services to the Funds or to the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocations regularly to the Board indicating the brokers to whom such allocations have been made and the basis therefor.

     SECTION 7. EXPENSES OF THE FUND. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Funds include, but are not limited to, banking, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to [directors] and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Fund's shareholders.

      SECTION 8. COMPENSATION. As compensation for the sub-advisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the [Corporation/Trust] or the Funds with respect to compensation under this Agreement.

      SECTION 9. STANDARD OF CARE. The Trust and Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the [Corporation/Trust] and the Adviser the benefit of, the Sub-Adviser's best judgment and efforts in rendering its services to the [Corporation/Trust], and as an inducement to the Sub-Adviser's undertaking these services at the compensation level specified, the Sub-Adviser shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the [Corporation/Trust] or to any shareholders in the [Corporation/Trust] for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

      SECTION 10. NON-EXCLUSIVITY. The services of the Sub-Adviser to the Adviser and the Funds are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

      SECTION 11. RECORDS. The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the Funds, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act as well as trade tickets and confirmations of portfolio trades and such other records as the Adviser or the Fund's administrator reasonably requests to be maintained. All such records shall be maintained in a form acceptable to the Funds and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Funds, and will be available for inspection and use by the Funds and their authorized representatives (including the Adviser). The Sub-Adviser shall promptly, upon the Fund's request, surrender to the Funds those records that are the property of the Fund. The Sub-Adviser will promptly notify the Fund's administrator if it experiences any difficulty in maintaining the records in an accurate and complete manner.

      SECTION 12. TERM AND APPROVAL. This Agreement shall become effective with respect to a Fund after it is approved in accordance with the express requirements of the 1940 Act, and executed by the [Corporation/Trust], Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

         (a) (i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

         (b) by the affirmative vote of a majority of the [Corporation's/Trust's] [Directors] who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as [Directors] of the [Corporation/Trust]), by votes cast in person at a meeting specifically called for such purpose.

      SECTION 13. TERMINATION. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, or by the Adviser or Sub-Adviser, on sixty (60) days written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.

      SECTION 14. INDEMNIFICATION BY THE SUB-ADVISER. The [Corporation/Trust] shall not be responsible for, and the Sub-Adviser shall indemnify and hold the [Corporation/Trust] or any Fund harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties of the Sub-Adviser or any of its officers, directors, employees or agents.

      SECTION 15. INDEMNIFICATION BY THE TRUST. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the [Corporation/Trust] on behalf of the Fund hereby agrees to indemnify and hold harmless the Sub-Adviser against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds, their officers, directors, employees or affiliates. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which a Fund may have and which may not be waived under any applicable federal and state securities laws.

      SECTION 16. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the [Corporation/Trust] shall be 100 Heritage Reserve, Menomonee Falls, WI 53051.

      SECTION 17. QUESTIONS OF INTERPRETATION. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

           SECTION 18. AMENDMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Funds. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board, the Adviser and the Sub-Adviser.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                                    [STRONG ENTITY]
                                    on behalf of the Funds

                                    By: __________________________

                                    WELLS FARGO FUNDS MANAGEMENT, LLC


                                    By:      __________________________

                      WELLS CAPITAL MANAGEMENT INCORPORATED

                                    By:      __________________________

                                   Appendix A

                                   SCHEDULE A

                    INTERIM INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

         This fee agreement is made as of the [____] day of [__________], by and between Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser"); and

     WHEREAS, the parties and [Strong Entity] (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the
Sub-Adviser provides investment management advice to each series of the [Corporation/Trust] as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A:

                                 [FEE SCHEDULE]

     The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.


                                    WELLS FARGO FUNDS MANAGEMENT, LLC


                                    By:



                                    WELLS CAPITAL MANAGEMENT INCORPORATED


                                    By:


                            APPENDIX A TO SCHEDULE A

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                                                                 FEE AS % OF AVG. DAILY
STRONG FUNDS                                                     NET ASSETS
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